UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 30, 2024

COUPANG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40115	27-2810505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 Olive Way, Suite 600
Seattle, Washington 98101
(Address of principle executive offices, including zip code)

(206) 333-3839
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CPNG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
As previously announced, on December 18, 2023, Coupang, Inc. (the “Company”), and certain funds managed and/or advised by Greenoaks Capital Partners, LLC (“Greenoaks”) established a limited partnership named Surpique LP (f/k/a Athena Topco LP), a Delaware limited partnership (“Surpique LP”), for the purpose of acquiring all of the business and assets of Farfetch Holdings plc, a public limited company organized under the laws of England and Wales (“Farfetch PLC”), a leading global marketplace for the luxury fashion industry.

On December 18, 2023, Surpique LP also entered into (i) a Transaction Support Agreement (the “Support Agreement”), by and among, inter alios, Surpique LP, Farfetch PLC, Farfetch Limited, the existing parent of Farfetch PLC, and an ad hoc group of lenders (the “AHG”) holding in excess of 80% of the approximately $600 million aggregate principal amount of outstanding term loans (the “Term Loans”) under the existing credit agreement of Farfetch PLC and certain of its direct and/or indirect subsidiaries, dated October 20, 2022 (as amended and/or restated as of such date, the “Credit Agreement”) and (ii) a committed first lien delayed draw term loan facility in an aggregate principal amount of up to $500 million (the “Bridge Loan Facility”) with Farfetch PLC and certain of its direct and/or indirect subsidiaries (the loans drawn on the Bridge Loan Facility from time to time, collectively, the “Bridge Loans”). Between December 18, 2023 and January 30, 2024, Surpique LP advanced an aggregate of $150 million to the Farfetch group in Bridge Loans, of which 80.1% were funded by the Company and 19.9% were funded by Greenoaks.

Pursuant to the terms of the Support Agreement, a marketing process of all the assets of Farfetch PLC (the “Farfetch Business”) was undertaken on behalf of Farfetch PLC following the signing of the Support Agreement. Following the completion of the marketing process, the directors of Farfetch PLC appointed administrators from AlixPartners UK LLP, who upon appointment entered into a Sale and Purchase Agreement, dated as of January 30, 2024 (the “SPA”), with Surpique Acquisition Limited, a private limited company organized under the laws of England and Wales and an indirect, wholly owned subsidiary of Surpique LP (“Surpique Acquisition”), in connection with which:

•Surpique Acquisition acquired the Farfetch Business (the “Sale”);

•Surpique Holdings Limited, a private limited company organized under the laws of England and Wales and the owner of all of the outstanding equity interests in Surpique Acquisition (“Surpique Holdings”), and Surpique Acquisition acceded to the Credit Agreement and, thereafter, entered into the Amended Credit Agreement (as defined below);

•Surpique LP (i) contributed approximately $300 million to the Farfetch Business, consisting of approximately $150 million in cash and the termination of the approximately $150 million aggregate outstanding principal and interest under the Bridge Loans, and (ii) committed to provide to the Farfetch Business up to an additional $200 million, at Surpique Acquisition’s option within 12-months of the closing of the Sale, the net proceeds of which will be applied to meet transaction costs and otherwise will be made available for the working capital and general corporate needs of the Farfetch Business and its consolidated entities, with such contribution and commitment funded 80.1% and 19.9% by the Company and Greenoaks, respectively;

•The obligors under the Term Loans made an offer to repurchase 10% of the outstanding principal amount of the Term Loans at par, pro rata amongst the lenders of the Term Loans following the closing of the Sale, which resulted in approximately $57.5 million of aggregate principal amount of the Term Loans being repurchased, leaving approximately $575.4 million aggregate principal amount remaining outstanding under the Term Loans following such repurchase, net of capitalized transaction fees; and

•The Bridge Loan Facility was terminated.

The terms of the SPA contain customary covenants, undertakings and conditions for an arrangement of this type.

On January 30, 2024, Surpique Acquisition, Farfetch US Holdings, Inc., GLAS USA LLC (as successor in interest to JPMorgan Chase Bank, N.A.) as Administrative Agent, Wilmington Trust, National Association, as Collateral Agent and the lenders party thereto entered into the Fifth Amendment to Credit Agreement, Accession and Fee Agreement (the “Fifth Amendment”), which amends the Credit Agreement (as amended by the Fifth Amendment, the “Amended Credit Agreement”). The Term Loans under the Amended Credit Agreement mature on October 20, 2027 (unless payable earlier in accordance with the terms of the Amended Credit Agreement). Repayment of the Term Loans are due in quarterly installments of approximately 0.25%, payable on the last

Business Day (as defined in the Amended Credit Agreement) of each fiscal quarter and on the Maturity Date. The Term Loans bear interest at a rate equal to, at the Borrower’s option, either the Base Rate (as defined in the Amended Credit Agreement) plus 5.25% per annum or Term SOFR (as defined in the Amended Credit Agreement) plus 6.25% per annum, which exposes Surpique Acquisition and its subsidiaries to interest rate risk. A Term Loan borrowed in Base Rate is subject to a 0% floor and a Term loan borrowed in Term SOFR is subject to a 0.50% floor.

The Amended Credit Agreement contains customary negative covenants, including, but not limited to, restrictions on Surpique Acquisition's and its restricted subsidiaries’ ability to incur additional debt, make investments, make distributions, dispose of assets, repay junior debt and enter into certain types of related party transactions. These restrictions may restrict Surpique Acquisition’s and its restricted subsidiaries' current and future operations, particularly the ability to respond to certain changes in the business or industry, or take future actions. Pursuant to the Amended Credit Agreement and related security agreements, Surpique Acquisition and its restricted subsidiaries granted the lenders a security interest in a substantial portion of its assets. The obligations under the Amended Credit Agreement are also guaranteed by Surpique Acquisition and its restricted subsidiaries. Additionally, pursuant to certain security agreements, Surpique Holdings granted the lenders a limited security interest in certain of its assets.

Following the closing of the transactions described above, the Company will have an 80.1% equity interest, and funds advised or managed by Greenoaks will have a 19.9% equity interest, in Surpique LP. Surpique LP is managed by its general partner, which is managed by a board of managers, with the Company having the right to appoint two managers and with Greenoaks having the right to appoint one manager. Each party has customary consent and approval rights over actions of the board of managers.

Mr. Neil Mehta, a member of the Company’s Board of Directors and the Lead Independent Director, founded and has served as a Managing Partner of Greenoaks since April 2012. In addition, Greenoaks and certain funds and accounts to which Greenoaks serves as the investment adviser and related persons or entities, including Mr. Mehta, collectively own approximately 4.4% of the Company’s Class A common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information disclosed in Item 2.01 above pertaining to borrowings under the Amended Credit Agreement is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On January 31, 2024, the Company issued a press release announcing the transactions described above. A copy of such press release is furnished herewith as Exhibit 99.1.
Forward-Looking Statements
This report may contain statements that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws, including statements regarding the timing, consummation and anticipated benefits of the transactions described herein. The Company has based the forward-looking statements contained in this report on its current expectations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: (i) the risk that the transaction may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the effect of the transaction on the Company or Farfetch Business’ relationships, operating results, and business generally, (iii) risks that the transaction disrupts current the Company’s plans and operations and potential difficulties in employee retention at both companies as a result of the transaction, (iv) risks related to diverting management’s attention from the Company’s existing business operations, (v) the outcome of any legal proceedings that may be instituted against the Company or Farfetch Business related to the transaction, (vi) the ability of the Company to successfully integrate Farfetch’s operations and technology, and (vii) the ability of the Company to implement its plans, forecasts, and other expectations with respect to the combined company’s business after the completion of the proposed acquisition and realize additional opportunities for growth and innovation. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this report are based on information available to the Company and assumptions and beliefs as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements required by this item, if any, will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The pro forma financial information required by this item, if any, will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 31, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPANG, INC. (REGISTRANT)

By:	/s/ Harold Rogers
Harold Rogers
General Counsel and Chief Administrative Officer

Dated: January 31, 2024